EXHIBIT 99.1

         NEWS RELEASE

LivaNova Reports Fourth Quarter and
Full-Year 2018 Results

London, February 27, 2019 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today reported results for the quarter and full-year ended December 31, 2018.

For the fourth quarter of 2018, worldwide sales were $297.0 million, an increase of 6.7 percent on a reported basis and an increase of 9.2 percent on a constant-currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), fourth quarter 2018 diluted loss per share from continuing operations was $4.32. Fourth quarter 2018 adjusted diluted earnings per share from continuing operations were $1.12. For full-year 2018, worldwide sales from continuing operations were $1.1 billion, an increase of 9.4 percent on a reported basis and an increase of 8.8 percent on a constant-currency basis, as compared to the previous year. On a GAAP basis, full-year 2018 diluted loss per share from continuing operations was $3.68. Full-year 2018 adjusted diluted earnings per share from continuing operations were $3.55.

LivaNova determined, based on facts and circumstances, that it is now appropriate to book a provision in its financial statements for the 3T Heater-Cooler® litigation previously disclosed in the Company's periodic filings. On a GAAP basis, fourth-quarter and full-year 2018 diluted loss per share includes a $294.0 million pre-tax provision ($223.4 million after-tax) for global litigation involving the 3T Heater-Cooler device. The Company believes the provision, which does not reflect any anticipated insurance proceeds, is sufficient to address these outstanding global legal claims. On February 25, 2019, the Company received $350 million in aggregate financing commitments from Bank of America Merrill Lynch, Barclays, BNP Paribas and Intesa Sanpaolo for a debt facility to increase its debt capacity and provide additional liquidity for estimated future cash payments related to this provision.

“We had a strong fourth quarter, which allowed us to achieve all of our targets for 2018,” said Damien McDonald, Chief Executive Officer of LivaNova. “Neuromodulation benefited from commercial expansion in our

Rest of World region and continued strong performance of our SenTiva® Vagus Nerve Stimulation (VNS) Therapy® System, in the U.S. and Europe. Cardiovascular maintained solid growth, driven by double-digit sales growth for our S5® heart-lung machine and our oxygenator businesses. We are pleased with the progress of our recently acquired advanced circulatory support business, which grew in the mid-20 percent range in the fourth quarter. All of this allowed LivaNova to increase our full-year adjusted diluted earnings per share from continuing operations by 7.3 percent compared to full-year 2017. We intend to continue this momentum throughout 2019, taking actions that strengthen LivaNova’s commitment to improving the lives of patients around the world.”

Fourth Quarter 2018 Results
Worldwide sales from continuing operations for the fourth quarter were $297.0 million, up 9.2 percent on a constant-currency basis compared to the fourth quarter of 2017. The following table highlights worldwide sales for the fourth quarter of 2018 and by business:

$ in millions	Three months ended December 31,		As Reported % Change	Constant Currency % Change
Business / Product Line:	2018	2017
Cardiopulmonary	$146.7	$142.3	3.1%	6.8%
Heart Valves	28.6	35.6	(19.7%)	(17.1%)
Advanced Circulatory Support	7.4	—	N/A	N/A
Cardiovascular	182.6	177.9	2.7%	6.1%
Neuromodulation	113.6	99.8	13.8%	14.5%
Other	0.8	0.7	—%	—%
Total Net Sales	$297.0	$278.4	6.7%	9.2%

•	Note: Numbers may not add up precisely due to rounding. Constant-currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant-currency growth. Constant currency accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales, which include cardiopulmonary products, heart valves and advanced circulatory support, were $182.6 million, representing a 6.1 percent increase versus the fourth quarter of 2017.

Sales in cardiopulmonary products were $146.7 million, representing a 6.8 percent increase versus the fourth quarter of 2017. This was primarily due to customers upgrading from older S3® heart-lung machines to the current S5 machines, as well as growth in Inspire® oxygenators.

Heart valve sales, including tissue and mechanical heart valves, were $28.6 million, a decrease of 17.1 percent compared to the fourth quarter of 2017. This business was impacted by softness in the sales of the Perceval sutureless aortic heart valve in some international markets, the previously disclosed termination of a contract manufacturing agreement and global declines in traditional tissue heart valves.

Neuromodulation
Neuromodulation sales were $113.6 million in the fourth quarter, representing a 14.5 percent increase versus the fourth quarter of 2017. Sales were driven by strong demand for the SenTiva VNS Therapy System in the U.S. and Europe and very strong growth in Rest of World.

Financial Performance
On a GAAP basis, fourth quarter 2018 operating loss from continuing operations was $276.5 million, which includes the $294.0 million pre-tax provision ($223.4 million after-tax) for litigation involving the Company's 3T Heater-Cooler device. Adjusted operating income from continuing operations for the fourth quarter of 2018 was $67.8 million, an increase of 21.5 percent as compared to the fourth quarter of 2017, primarily driven by favorable product mix and gross profit improvements, partially offset by expected increases in operating expenses due to increased R&D investment to support strategic portfolio initiatives and commercial expansion for advanced circulatory support in the U.S. and infrastructure build in Rest of World.

Fourth quarter 2018 adjusted diluted earnings per share from continuing operations were $1.12, an increase of 27.3 percent as compared to the fourth quarter of 2017.

Full-Year 2018 Results
Worldwide sales for full-year 2018 from continuing operations were $1.1 billion, up 8.8 percent on a constant-currency basis compared to full-year 2017. The following table highlights worldwide sales for full-year 2018 and by business:

$ in millions	Twelve months ended December 31,		As Reported % Change	Constant Currency % Change
Business / Product Line:	2018	2017
Cardiopulmonary	$536.4	$497.3	7.9%	7.2%
Heart Valves	126.0	138.2	(8.9%)	(9.4%)
Advanced Circulatory Support	19.5	—	N/A	N/A
Cardiovascular	681.8	635.5	7.3%	6.6%
Neuromodulation	423.0	375.0	12.8%	12.5%
Other	2.1	1.8	—%	—%
Total Net Sales	$1,107.0	$1,012.3	9.4%	8.8%

•	Note: Numbers may not add up precisely due to rounding. Constant-currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant-currency growth. Constant currency accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiovascular
Cardiovascular sales, which include cardiopulmonary products, heart valves and advanced circulatory support, were $681.8 million, representing a 6.6 percent increase versus full-year 2017.

Sales in cardiopulmonary products were $536.4 million, representing a 7.2 percent increase versus full-year 2017. This was due to record shipments in heart-lung machines, upgrading customers from older S3 machines to current S5 machines, as well as strong sales of the Inspire oxygenator.

Heart valve sales, including tissue and mechanical heart valves, were $126.0 million, a decrease of 9.4 percent compared to full-year 2017 as double-digit growth in Perceval sales was more than offset by continuing global declines in traditional tissue and mechanical heart valves, the termination of a contract manufacturing customer agreement and a non-recurring return reserve for business model changes in Rest of World.

Sales in advanced circulatory support grew approximately 20 percent versus 2017. LivaNova completed the integration of TandemLife and continues to further expand its commercial capabilities.

Neuromodulation
Neuromodulation sales were $423.0 million for full-year 2018, representing a 12.5 percent increase compared to full-year 2017. Sales were driven by increasing adoption for the SenTiva VNS Therapy System in the U.S. and Europe and very strong growth in Rest of World despite the short-term impact of some business model changes.

Financial Performance
On a GAAP basis, full-year 2018 operating loss from continuing operations was $248.1 million, which includes the $294.0 million pre-tax ($223.4 million after-tax) provision for litigation involving the 3T Heater-Cooler device. Adjusted operating income from continuing operations for the full-year 2018 was $216.2 million, a decrease of 1.5 percent as compared to full-year 2017, primarily driven by favorable product mix and gross profit improvements, offset by expected increases in operating expenses due to increased R&D investment to support strategic portfolio initiatives and commercial expansions in advanced circulatory support and Rest of World.

Form 10-K Filing
The Company expects to file a Form 12b-25 with the Securities and Exchange Commission providing a 15-calendar-day extension for its Annual Report on Form 10-K for the year ended December 31, 2018 (Form 10-K), and also expects to file the Form 10-K within the extension period. As the Company was preparing to file the Form 10-K, certain deficiencies were identified in the design of its internal control over financial reporting. These controls related to IT and end-user access of the financial reporting system and the review of price and quantity in the billing process. LivaNova is still completing its evaluation of effectiveness of its internal control over financial reporting and expects to report these two deficiencies as material weaknesses in its Form 10-K. As of the date of this release, there have been no misstatements identified in the financial statements as a result of these deficiencies. LivaNova has begun remediation efforts and currently expects to complete such remediation efforts prior to the end of fiscal year 2019.

2019 Guidance
LivaNova expects worldwide net sales from continuing operations for full-year 2019 to grow between 5 and 7 percent on a constant-currency basis, which includes the impact of exiting a low-margin distribution agreement in Canada. Adjusted diluted earnings per share from continuing operations for 2019 are expected to be in the range of $3.55 to $3.75.

In 2019, the Company estimates that adjusted cash flow from operations, excluding integration, restructuring and litigation payments, will be in the range of $180 to $200 million. Capital expenditures are projected to range between $38 million to $42 million.

"We are entering 2019 with significant momentum to accelerate growth. We continue to focus on our initiatives to fuel sales growth, invest in our TRD program, launch new products and improve our margins," said McDonald. "We are investing in advancing our pipeline and implementing programs to reach new patient populations around the globe. We believe these efforts will enable LivaNova to most effectively serve the needs of our customers and patients and create quality, long-term value for our shareholders."

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, February 27 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial (844) 601-5111 (if dialing from within the U.S.) or (647) 253-8650 (if dialing from outside the U.S.). The conference ID is 9270818.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London, LivaNova has a presence in more than 100 countries worldwide. The Company currently employs approximately 4,000 employees. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.
For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate, and earnings per share, respectively.

However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the items above and the tax impact of tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continued operations; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2018, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, filing our Form 10-K on a timely basis, remediating any known material weaknesses or deficiencies, serving the needs of our customers and patients, and delivering strong value to our shareholders. Important factors that may cause actual results to differ include, but are not limited to: (i) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (ii) organizational and governance structure; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with settlement of litigation and assumptions made in connection with critical accounting estimates and legal proceedings; (xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) and the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES
(U.S. dollars in millions)

	Three Months Ended December 31,
	2018	2017	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Cardiopulmonary
US	$40.2	$42.6	(5.6%)	(5.6%)
Europe	36.7	38.5	(4.5%)	(1.3%)
Rest of World	69.8	61.3	13.9%	20.4%
Total	146.7	142.3	3.1%	6.8%
Heart Valves
US	5.9	6.1	(3.4%)	(3.4%)
Europe	10.9	11.2	(2.9%)	0.2%
Rest of World	11.8	18.3	(35.4%)	(32.2%)
Total	28.6	35.6	(19.7%)	(17.1%)
Advanced Circulatory Support
US	7.2	—	N/A	N/A
Europe	0.2	—	N/A	N/A
Rest of world	—	—	N/A	N/A
Total	7.4	—	N/A	N/A
Cardiovascular
US	53.2	48.6	9.4%	9.4%
Europe	47.8	49.7	(3.8%)	(0.6%)
Rest of World	81.6	79.6	2.6%	8.3%
Total	182.6	177.9	2.7%	6.1%
Neuromodulation
US	94.4	85.6	10.3%	10.3%
Europe	10.7	9.3	15.6%	19.7%
Rest of World	8.4	5.0	70.3%	76.7%
Total	113.6	99.8	13.8%	14.5%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	0.8	0.7	19.8%	23.7%
Total	0.8	0.7	19.8%	23.7%
Total
US	147.6	134.2	10.0%	10.0%
Europe	58.5	58.9	(0.7%)	2.6%
Rest of World	90.9	85.2	6.7%	12.4%
Total	$297.0	$278.4	6.7%	9.2%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency is a non-GAAP measure.

LIVANOVA PLC
TWELVE MONTH SALES
(U.S. dollars in millions)

	Twelve Months Ended December 31,
	2018	2017	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Cardiopulmonary
US	$161.1	$152.8	5.4%	5.4%
Europe	141.7	133.6	6.1%	2.0%
Rest of World	233.6	210.9	10.7%	11.7%
Total	536.4	497.3	7.9%	7.2%
Heart Valves
US	24.7	25.0	(1.1%)	(1.1%)
Europe	44.3	42.1	5.1%	0.4%
Rest of World	57.0	71.1	(19.8%)	(18.1%)
Total	126.0	138.2	(8.9%)	(9.4%)
Advanced Circulatory Support
US	18.6	—	N/A	N/A
Europe	0.6	—	N/A	N/A
Rest of world	0.3	—	N/A	N/A
Total	19.5	—	N/A	N/A
Cardiovascular
US	204.4	177.8	15.0%	15.0%
Europe	186.6	175.7	6.2%	1.9%
Rest of World	290.8	282.0	3.1%	4.3%
Total	681.8	635.5	7.3%	6.6%
Neuromodulation
US	349.0	316.9	10.1%	10.1%
Europe	42.4	34.8	22.1%	18.0%
Rest of World	31.6	23.3	35.5%	37.5%
Total	423.0	375.0	12.8%	12.5%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	2.1	1.8	20.3%	17.8%
Total	2.1	1.8	20.3%	17.8%
Total
US	553.4	494.7	11.9%	11.9%
Europe	229.0	210.5	8.8%	4.6%
Rest of World	324.5	307.1	5.7%	6.9%
Total	$1,107.0	$1,012.3	9.4%	8.8%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency is a non-GAAP measure.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2018	2017	% Change (1)
Net sales	$297.0	$278.4
Cost of sales	90.9	101.4
Product remediation	2.0	4.7
Gross profit	204.1	172.2	18.5%
Operating expenses:
Selling, general and administrative	122.2	101.3
Research and development	37.6	32.4
Merger and integration expenses	4.4	7.8
Restructuring expenses	13.1	3.2
Amortization of intangibles	9.1	8.5
Litigation provision	294.0	—
Total operating expenses	480.5	153.3	213.4%
Operating (loss) income from continuing operations	(276.5)	18.9	(1,563.0%)
Interest expense, net	(2.1)	(1.9)
Impairment of investments	—	(8.6)
Foreign exchange and other losses	(0.8)	(0.6)
(Loss) income from continuing operations before tax	(279.4)	7.9	(3,636.7%)
Losses from equity method investments	—	(0.2)
Income tax (benefit) expense	(69.8)	39.1
Net loss from continuing operations	(209.5)	(31.5)	(565.1%)
Discontinued Operations:
Loss from discontinued operations, net of tax	(1.0)	(1.9)
Impairment of discontinued operations, net of tax	—	(78.3)
Net loss from discontinued operations, net of tax	(1.0)	(80.2)
Net loss	($210.6)	($111.7)	(88.5%)

Basic and diluted loss per common share:
Continuing operations	($4.32)	($0.65)
Discontinued operations	($0.02)	($1.67)
	($4.34)	($2.32)

Weighted average common shares outstanding
Basic	48.5	48.2
Diluted	48.5	48.2

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2018	2017	% Change (1)
Adjusted gross profit (1)	$204.8	$179.0	14.4%
Adjusted SG&A (1)	100.6	92.2	9.1%
Adjusted R&D (1)	36.4	31.0	17.4%
Adjusted operating income from continuing operations (1)	67.8	55.8	21.5%
Adjusted net income from continuing operations (1)	55.2	43.1	28.1%
Adjusted diluted earnings per share from continuing operations (1)	$1.12	$0.88	27.3%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2018	2017	2018	2017
Gross profit	68.7%	61.9%	69.0%	64.3%
SG&A	41.2%	36.4%	33.9%	33.1%
R&D	12.7%	11.6%	12.2%	11.1%
Operating (loss) income from continuing operations	(93.1%)	6.8%	22.8%	20.0%
Net (loss) income from continuing operations	(70.6%)	(11.3%)	18.6%	15.5%
Income tax rate	25.0%	495.8%	16.0%	20.3%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2018	2017	% Change (1)
Net sales	$1,107.0	$1,012.3
Cost of sales	361.8	353.2
Product remediation	10.7	7.3
Gross profit	734.5	651.8	12.7%
Operating expenses:
Selling, general and administrative	465.0	380.1
Research and development	146.0	109.5
Merger and integration expenses	24.4	15.5
Restructuring expenses	15.9	17.1
Amortization of intangibles	37.2	33.1
Litigation provision	294.0	—
Total operating expenses	982.5	555.3	76.9%
Operating (loss) income from continuing operations	(248.1)	96.5	(357.1%)
Interest expense, net	(9.0)	(6.5)
Gain on acquisitions	11.5	39.4
Impairment of investments	—	(8.6)
Foreign exchange and other (losses) gains	(1.9)	0.3
(Loss) income from continuing operations before tax	(247.4)	121.1	(304.3%)
Losses from equity method investments	(0.6)	(16.7)
Income tax (benefit) expense	(69.6)	50.0
Net (loss) income from continuing operations	(178.5)	54.5	(427.5%)
Discontinued Operations:
Loss from discontinued operations, net of tax	(10.9)	(1.3)
Impairment of discontinued operations, net of tax	—	(78.3)
Net loss from discontinued operations, net of tax	(10.9)	(79.6)
Net loss	($189.4)	($25.1)	(654.6%)

Basic (loss) income per share:
Continuing operations	($3.68)	$1.13
Discontinued operations	($0.23)	($1.65)
	($3.91)	($0.52)

Diluted (loss) income per share:
Continuing operations	($3.68)	$1.12
Discontinued operations	($0.23)	($1.64)
	($3.91)	($0.52)

Weighted average common shares outstanding
Basic	48.5	48.2
Diluted	48.5	48.5

* Numbers may not add up precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2018	2017	% Change (1)
Adjusted gross profit (1)	$754.3	$665.0	13.4%
Adjusted SG&A (1)	402.5	350.5	14.8%
Adjusted R&D (1)	135.7	95.0	42.8%
Adjusted operating income from continuing operations (1)	216.2	219.5	(1.5%)
Adjusted net income from continuing operations (1)	175.3	160.5	9.2%
Adjusted diluted earnings per share from continuing operations (1)	$3.55	$3.31	7.3%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Twelve Months Ended December 31,		Adjusted (1) Twelve Months Ended December 31,
	2018	2017	2018	2017
Gross profit	66.4%	64.4%	68.1%	65.7%
SG&A	42.0%	37.5%	36.4%	34.6%
R&D	13.2%	10.8%	12.3%	9.4%
Operating (loss) income from continuing operations	(22.4%)	9.5%	19.5%	21.7%
Net (loss) income from continuing operations	(16.1%)	5.4%	15.8%	15.9%
Income tax rate	28.1%	41.2%	15.6%	22.8%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal, Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Gross profit	$204.1	$—	$—	$0.8	$2.0	($0.2)	$—	($2.2)	$0.2	$—	$—	$204.8
Selling, general and administrative	122.2	—	—	(0.3)	—	(1.1)	(0.6)	(15.4)	(4.3)	—	—	100.6
Research and development	37.6	—	—	(0.1)	—	(0.2)	(0.3)	0.3	(1.0)	—	—	36.4
Litigation provision	294.0	—	—	—	—	—	—	(294.0)	—	—	—	—
Other operating expenses	26.6	(4.4)	(13.1)	(9.1)	—	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(276.5)	4.4	13.1	10.3	2.0	1.2	0.9	306.9	5.5	—	—	67.8
Income tax (benefit) expense	(69.8)	0.8	3.5	4.0	0.5	0.3	0.3	74.5	1.6	(5.2)	0.2	10.5
Net (loss) income from continuing operations	(209.5)	3.6	9.7	6.2	1.5	0.9	0.6	232.5	3.9	5.2	0.6	55.2
Diluted EPS - Continuing Operations	($4.32)	$0.07	$0.20	$0.13	$0.03	$0.02	$0.01	$4.70	$0.08	$0.10	$0.01	$1.12

GAAP results for the three months ended December 31, 2018 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)
3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and AR reserves

(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2017	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Impairments (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Gross profit	$172.2	$—	$—	$1.1	$4.7	$—	$0.7	$—	$0.2	$—	$—	$179.0
Selling, general and administrative	101.3	—	—	(0.3)	—	(2.3)	0.3	(3.2)	(3.5)	—	—	92.2
Research and development	32.4	—	—	—	—	(0.6)	(0.5)	0.1	(0.3)	—	—	31.0
Other operating expenses	19.6	(7.9)	(3.2)	(8.5)	—	—	—	—	—	—	—	—
Operating income from continuing operations	18.9	7.9	3.2	10.0	4.7	2.9	1.0	3.2	4.0	—	—	55.8
Income tax expense	39.1	1.9	0.2	5.0	1.6	2.5	1.6	(0.1)	0.5	(41.7)	0.3	11.0
Net (loss) income from continuing operations	(31.5)	5.9	3.1	4.9	3.1	0.4	7.9	3.2	3.5	41.7	0.7	43.1
Diluted EPS - Continuing Operations	($0.65)	$0.12	$0.07	$0.10	$0.06	$0.01	$0.17	$0.07	$0.08	$0.85	$0.01	$0.88

GAAP results for the three months ended December 31, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Caisson-related acquisition costs
(F)	Impairments of cost-method investments and tangible assets
(G)	Contingent consideration related to acquisitions, legal expenses primarily related to 3T Heater-Cooler defense and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Twelve Months Ended December 31, 2018	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	CRM Disposal Costs (F)	Non-recurring Legal, Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Gross profit	$734.5	$—	$—	$11.6	$10.7	$—	$—	$(3.5)	$1.1	$—	$—	$754.3
Selling, general and administrative	465.0	—	—	(0.9)	—	(5.5)	(3.8)	(32.9)	(19.4)	—	—	402.5
Research and development	146.0	—	—	(0.3)	—	(5.4)	(0.3)	0.2	(4.5)	—	—	135.7
Litigation provision	294.0	—	—	—	—	—	—	(294.0)	—	—	—	—
Other operating expenses	77.5	(24.4)	(15.9)	(37.2)	—	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(248.1)	24.4	15.9	49.9	10.7	10.9	4.2	323.3	25.0	—	—	216.2
Gain on acquisition of ImThera Medical, Inc.	11.5	—	—	—	—	(11.5)	—	—	—	—	—	—
Income tax (benefit) expense	(69.6)	5.1	4.0	12.3	2.5	2.5	1.4	78.2	6.3	(11.0)	0.8	32.5
Net (loss) income from continuing operations	(178.5)	19.3	11.9	37.6	8.2	(3.1)	2.8	245.0	18.6	11.0	2.4	175.3
Diluted EPS - Continuing Operations	$(3.68)	$0.39	$0.24	$0.76	$0.17	$(0.06)	$0.06	$4.96	$0.38	$0.22	$0.05	$3.55

GAAP results for the twelve months ended December 31, 2018 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs related to acquisitions
(F)	Corporate costs incurred to divest of the CRM business not attributable to discontinued operations
(G)
3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and AR reserves

(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Twelve Months Ended December 31, 2017	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Acquisition Costs (E)	Impairments (F)	Non-recurring Legal and Contingent Consideration (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Gross profit	$651.8	$—	$—	$4.4	$7.3	$0.2	$0.7	$0.1	$0.4	$—	$—	$665.0
Selling, general and administrative	380.1	—	—	(1.0)	—	(2.3)	0.3	(10.5)	(16.1)	—	—	350.5
Research and development	109.5	—	—	(0.1)	—	(13.0)	(0.5)	0.3	(1.1)	—	—	95.0
Other operating expenses	65.7	(14.8)	(17.1)	(33.1)	—	(0.9)	—	0.2	—	—	—	—
Operating income from continuing operations	96.5	14.8	17.1	38.7	7.3	16.5	1.0	10.1	17.7	—	—	219.5
Gain on acquisition of Caisson Interventional, LLC	39.4	—	—	—	—	(39.4)	—	—	—	—	—	—
Foreign exchange and other (losses) gains	0.3	—	—	—	—	—	—	(3.2)	—	—	—	(2.9)
Income tax expense	50.0	3.2	2.4	12.1	2.4	5.7	1.6	3.2	4.1	(37.2)	1.1	48.6
Losses from equity method investments	(16.7)	—	—	0.1	—	—	13.0	—	—	—	—	(3.6)
Net income from continuing operations	54.5	11.6	14.7	26.7	4.8	(28.7)	20.9	3.7	13.6	37.2	1.5	160.5
Diluted EPS - Continuing Operations	$1.12	$0.24	$0.30	$0.55	$0.10	($0.59)	$0.44	$0.08	$0.28	$0.77	$0.03	$3.31

GAAP results for the twelve months ended December 31, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Caisson-related acquisition costs and gain on acquisition
(F)	Impairments of cost-method investments, equity method investments and tangible assets
(G)	Contingent consideration related to acquisitions, legal expenses primarily related to 3T Heater-Cooler defense, gain on sale of Instituto Europeo di Oncologia S.R.L. and other matters
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in millions)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$47.2	$93.6
Accounts receivable, net	256.1	282.1
Inventories	153.5	144.5
Prepaid and refundable taxes	46.9	46.3
Assets held for sale	—	13.6
Assets of discontinued operations	—	250.7
Prepaid expenses and other current assets	29.6	39.0
Total Current Assets	533.3	869.9
Property, plant and equipment, net	191.4	192.4
Goodwill	956.8	784.2
Intangible assets, net	770.4	535.4
Investments	24.8	34.5
Deferred tax assets, net	68.1	11.6
Other assets	4.8	76.0
Total Assets	$2,549.7	$2,503.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$28.8	$84.0
Accounts payable	76.7	85.9
Accrued liabilities and other	124.3	78.9
Current litigation provision liability	161.9	—
Taxes payable	22.5	12.8
Accrued employee compensation and related benefits	82.6	66.2
Liabilities of discontinued operations	—	78.1
Total Current Liabilities	496.7	406.0
Long-term debt obligations	139.5	62.0
Contingent consideration	161.4	34.0
Litigation provision liability	132.2	—
Deferred tax liabilities	68.2	123.3
Long-term employee compensation and related benefits	25.3	28.2
Other long-term liabilities	22.6	35.1
Total Liabilities	1,046.0	688.6
Total Stockholders’ Equity	1,503.7	1,815.3
Total Liabilities and Stockholders’ Equity	$2,549.7	$2,503.9

* Numbers may not add up precisely due to rounding.
**We have reclassified certain prior period amounts for comparative purposes. These reclassifications did not have a material effect on our financial condition, results of operations or cash flows.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(U.S. dollars in millions)
	Twelve Months Ended December 31,
Operating Activities:	2018	2017
Net loss	($189.4)	($25.1)
Non-cash items included in net loss:
Depreciation	32.7	37.1
Amortization	37.2	45.9
Stock-based compensation	26.9	19.1
Deferred tax benefit	(95.1)	(9.3)
Losses from equity method investments	1.9	21.6
Gain on acquisitions	(11.5)	(39.4)
Impairment of discontinued operations	—	93.6
Impairment of investments	—	8.6
Impairment of property, plant and equipment	0.6	6.0
Amortization of income taxes payable on inter-company transfers of property	13.4	31.8
Other	(1.5)	5.2
Changes in operating assets and liabilities:
Accounts receivable, net	21.2	(48.9)
Inventories	(10.6)	7.2
Other current and non-current assets	(13.0)	(6.2)
Restructuring reserve	6.5	(14.6)
Litigation provision liability	294.1	—
Accounts payable and accrued current and non-current liabilities	7.2	(41.1)
Net cash provided by operating activities	120.5	91.3
Investing Activities:
Purchases of property, plant and equipment and other	(38.0)	(34.1)
Acquisitions, net of cash acquired	(279.7)	(14.2)
Proceeds from the sale of CRM business franchise	186.7	—
Proceeds from asset sales	14.2	5.9
Proceeds from sale of investment	—	3.2
Purchases of investments	(3.8)	(6.3)
Loans to investees	—	(7.4)
Net cash used in investing activities	(120.6)	(52.9)
Financing Activities:
Change in short-term borrowing, net	(30.7)	12.4
Proceeds from short-term borrowing (maturities greater than 90 days)	240.0	20.0
Repayment of short-term borrowing (maturities greater than 90 days)	(260.0)	—
Proceeds from long-term debt obligations	103.6	2.0
Repayment of long-term debt obligations	(23.8)	(22.8)
Payment of deferred consideration - acquisition of Caisson	(13.0)	—
Proceeds from exercise of stock options	4.2	5.0
Shares repurchased from employees for minimum tax withholding	(11.6)	(4.1)
Share repurchases under share repurchase program	(50.0)	—
Other	(0.9)	(1.3)
Net cash (used in) provided by financing activities	(42.3)	11.3
Effect of exchange rate changes on cash and cash equivalents	(4.0)	4.0
Net (decrease) increase in cash and cash equivalents	(46.4)	53.8
Cash and cash equivalents at beginning of period	93.6	39.8
Cash and cash equivalents at end of period	$47.2	$93.6

* Numbers may not add up precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per share from continuing operations, to Adjusted diluted weighted average shares outstanding, used in the computation of Adjusted diluted earnings per share from continuing operations (in millions of shares):

	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2017	For the Year Ended December 31, 2018
GAAP diluted weighted average shares outstanding	48.5	48.2	48.5
Add effects of stock-based compensation instruments	0.9	0.8	0.9
Adjusted diluted weighted average shares outstanding (1)	49.5	49.0	49.4

(1)	Adjusted diluted weighted average shares outstanding is a Non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add up precisely due to rounding.